 PRIDE INTERNATIONAL, INC.

 Power of Attorney

WHEREAS, the undersigned, in his or her capacity as a director or officer or both,

as the case may be, of Pride International, Inc., a Delaware corporation (the "Company"),

may be required to file with the Securities and Exchange Commission (the "Commission")

under Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the "Exchange Act"), Forms 3, 4 and 5

("Forms") relating to the undersigned's holdings of and transactions in securities of the Company;

NOW, THEREFORE, the undersigned, in his or her capacity as a director or officer or both, as the case may be, of the Company, does hereby appoint Paul A. Bragg, Louis A.

Raspino, W. Gregory Looser and Nicolas J. Evanoff, and each of them severally, as his or her true and lawful attorney-in-fact or attorneys-in-fact and agent or agents with power to act with or without the other and with full power of substitution and resubstitution, to execute in his or her name, place and stead, in his or her capacity as a director or officer or both, as the case may be, of the Company, Forms and any and all amendments thereto and any and all instruments necessary or incidental in connection therewith, if any, and to file the same with the Commission and any stock exchange or similar authority.  Each said attorney-in-fact and agent shall have full power and authority to do and perform in the name and on behalf of the undersigned in any and all capacities, every act whatsoever necessary or desirable to be done in the premises, as fully and to all intents and purposes as the undersigned might or could do in person, the undersigned hereby ratifying and approving the acts of said attorney.

  The powers and authority of each said attorney-in-fact and agent herein granted shall remain in full force and effect until the undersigned is no longer required to file

Forms under the Exchange Act, unless earlier revoked by the undersigned by giving written notice of such revocation to the Company.  The undersigned acknowledges that the said attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act.

IN WITNESS WHEREOF, the undersigned has executed this instrument this

25th day of May, 2004.

/s/ Steven D. Oldham

Steven D. Oldham

HOU03:964035.1